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                                                                   EXHIBIT 10.24
                            THIRD AMENDMENT TO LEASE

          THIS THIRD AMENDMENT TO LEASE is made this 27th day of November, 1996, by and between HMS OFFICE, L.P. ("Landlord"), and TANNING TECHNOLOGY CORPORATION, a Colorado corporation ("Tenant")

                              W I T N E S S E T H:

          WHEREAS, HD DELAWARE PROPERTIES, INC., a Delaware corporation, as Landlord, and TANNING TECHNOLOGY CORPORATION, a Colorado corporation, as Tenant, entered into that certain Lease Agreement dated January 31, 1995, for premises in the office building located at 4600 South Ulster Street, Denver, Colorado 80237 (the "Building"), which Lease Agreement has been previously amended by a First Amendment to Lease dated as of September 15, 1995, and a Second Amendment to Lease dated as of March 6, 1996 (as amended to date, the "Lease"); and

          WHEREAS, Landlord has succeeded to all right, title and interest of the most recent owner of the Building (being HD Delaware Properties, Inc.); and

          WHEREAS, the parties hereto now desire to further amend the Lease, as set forth herein but not otherwise.

          NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


          1.  Defined Terms
              -------------

          For purposes of this Third Amendment to Lease, capitalized terms and other defined items used herein but not defined herein shall have the meanings ascribed to them in the Lease. In the event any of the terms of the Lease conflict with the terms of this Third Amendment, the terms of this Third Amendment shall control.


          2.  Increase in Lease Premises
              --------------------------

          Commencing on the Effective Date (as hereinafter defined) the existing portion of the Premises consisting of 6,048 square feet of Rentable Area located on the third floor of the Building (the "Original Third Floor Premises") shall be increased to include approximately 1,605 additional square feet of Rentable Area located on the third floor of the Building as shown on Exhibit A attached
                                                            ---------
hereto and incorporated herein by this reference (the "Third Floor Expansion Premises"). In addition, commencing on the
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Effective Date, the existing portion of the Premises consisting of 5,723 square feet of Rentable Area located on the sixth floor of the Building (the "Original Sixth Floor Premises") shall be increased to include an additional 2,634 square feet of Rentable Area as shown in Exhibit B attached hereto and incorporated
                                  ---------
herein by this reference (the "Sixth Floor Expansion Premises"). The Third Floor Expansion Premises and the Sixth Floor Expansion Premises shall be referred to collectively as the "Expansion Space." From and after the Effective Date, the term "Premises" as used in the Lease shall be deemed to mean and include the Original Sixth Floor Premises, the Original Third Floor Premises, and the Expansion Premises. The Termination Date of the Lease as it applies to the Expansion Space shall be the same as that with respect to the Original Sixth Floor Premises and the Original Third Floor Premises.


          3.  Tenant's Proportionate Share
              ----------------------------

          Subject to adjustments in accordance with Section 1.C.(12) of the Lease, commencing on the Effective Date, Tenant's Proportionate Share shall be increased to 6.071%.


          4.  Base Rent
              ---------

          Commencing on the Effective Date, Base Rent for the Original Third Floor Premises shall be as set forth in Paragraph 4 of the First Amendment to Lease, Base Rent for the Original Sixth Floor Premises shall be as set forth in Paragraph 4 of the Second Amendment to Lease, and Base Rent for the Expansion Space shall be as follows: (i) for the period from the Effective Date through and including March 31, 1997, no Base Rent shall be due for the Expansion Space;
(ii) for the period from April 1, 1997, through January 31, 1998, $97,497.00 per annum (based on $23.00 per square foot of Rentable Area) payable in equal monthly installments of $8,124.75; (iii) for the period from February 1, 1998, through January 31, 1999, $101,736.00 per annum (based on $24.00 per square foot of Rentable Area) payable in equal monthly installments of $8,478.00; (iv) for the period from February 1, 1999, through April 9, 2000, $105,975.00 per annum (based on $25.00 per square foot of Rentable Area) payable in equal monthly installments of $8,831.25. All of the foregoing rent shall be calculated and paid in accordance with the terms of the Lease as herein amended.


          5.  Operating Expense and Tax Base Amount.  Section 1.A. (3) is
              -------------------------------------
changed to read:

          (3) Operating Expense and Tax Base Amount: For the Original Third Floor Premises, the amount of Operating Expenses and Taxes payable

                                      -2-
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          during calendar year 1995, and for the Original Sixth Floor Premises, the amount of Operating Expenses and Taxes payable during calendar year 1996, and for the Expansion Space, the amount of Operating Expenses and Taxes payable during calendar year 1997.


          6.  Brokerage Commissions
              ---------------------

          Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Second Amendment as a result of its own dealings with such broker or leasing agent, other than to Tenant's agent Andrew J. Clark, to whom Landlord shall pay $12,717.00, one-half upon Landlord's execution of this Second Amendment and one-half upon Tenant's occupancy of the Expansion Space, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost, and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.


          7.  Tenant Improvements
              -------------------

          a. Except as set forth below in this paragraph 7, the Expansion Space shall be delivered by Landlord and accepted by Tenant in its "as-is" condition. Tenant is not entitled to any improvement thereto or thereof or to any allowance or credit for improvements thereto or thereof, except as set forth specifically below. Landlord will act as construction manager to perform those improvements and rehabilitation work described and specified in the plans to be prepared by Gensler & Associates and approved by Landlord ("Tenant's Space Plan") to reflect work to be performed in the Expansion Space. Landlord has agreed to pay a maximum of $48,324.60 for the tenant improvements on Tenant's Space Plan, which includes all architectural and engineering fees and all costs of construction (all fees and costs in the aggregate being called "Tenant Improvements Costs"). After Landlord has received executed copies of this Third Amendment from Tenant, Landlord shall promptly cause working drawings (hereinafter called "Tenant Working Drawings") of the tenant improvements on the Tenant's Space Plan to be prepared. Upon receipt of the Tenant Working Drawings, Landlord will promptly price the cost of constructing the tenant improvements and review with Tenant the Tenant Improvement Costs and Tenant Working Drawings. Upon Tenant's approval of the Tenant Working Drawings and the Tenant Improvement Costs, Landlord agrees to act as construction manager in the installation of said tenant improvements to the Expansion Space. If the Tenant Improvement Costs exceed $48,324.60, Tenant shall pay all of such excess to Landlord upon completion of the tenant improvements. If the Tenant Improvement Costs are less than $48,324.60, Landlord will credit the savings against the rent next due after completion of the tenant improvements. Landlord shall select the contractor to complete the tenant improvements so described in Tenant Working Drawings.

                                      -3-
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          b.  Landlord's obligations hereunder are limited to the provision of items as set out above in this paragraph 7 and Landlord shall have no obligation thereafter to repair or replace any such items that may require repair or replacement except as provided in Section 7.A. of the Lease.


          8.  Additional Parking
              ------------------

          Commencing on the Effective Date, in addition to the parking spaces to which Tenant is entitled under the Lease, Tenant shall have the following parking spaces and shall pay the amounts applicable thereto: (i) eight unassigned parking spaces in the garage, for which Tenant shall pay $30.00 per month through the Term of the Lease; and (ii) five unassigned parking spaces in the surface lot at no charge. Except as set forth above, such additional parking spaces shall be given and taken on the terms of Exhibit E to the Lease.


          9.  Effect on Option to Extend
              --------------------------

          Any exercise by Tenant of its Option to Extend granted by Rider No. 2 to the Lease shall include the Expansion Space. Upon exercise of the Option to Extend, the rent for the entire Premises, including the Original Third Floor Premises, the Original Sixth Floor Premises, and the Expansion Space shall be calculated as one unit in the same manner as provided in Rider No. 2, and the other provisions of Rider No. 2 shall be applicable to the entire Premises as one unit.


          10.  Full Force and Effect
               ---------------------

          Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect throughout the duration of the Term. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease, as amended herein, shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.


          11.  Effective Date
               --------------

          The Effective Date shall be the date on which Landlord obtains possession of the Third Floor Expansion Premises, but not later than January 1, 1997. Landlord shall notify Tenant in writing of the actual Effective Date within 10 days thereafter.

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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Second
Amendment as of the day and year first above written.

                                    LANDLORD:

                                    HMS OFFICE, L.P.

                                    By:  Hines Office Company, L.L.C.
     Its General Partner

                                    By: /s/ Tom Owens
                                       --------------------------------
                                        Manager

                                    TENANT:

                                    TANNING TECHNOLOGY CORPORATION
                                    a Colorado corporation

                                    By: /s/ Larry G. Tanning
                                       --------------------------------

                                    Its: President
                                       --------------------------------

                                      -5-
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                                   Exhibit A

                        [Diagram of floorplan, floor 3]












                                      -i-
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                                   Exhibit B

                        [Diagram of floorplan, floor 6]











                                     -ii-